UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 24, 2026
Enhabit, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206
(Address of principal executive offices, including zip code)
(214) 239-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 24, 2026, Collin McQuiddy notified Enhabit, Inc. (the “Company”) of his decision to resign as Senior Vice President and Chief Accounting Officer of the Company, effective March 27, 2026 (the “Transition Date”). Mr. McQuiddy will remain at the Company through the Transition Date to assist in the transition of his responsibilities. Mr. McQuiddy has resigned in order to pursue another career opportunity and there were no disagreements between the Company and Mr. McQuiddy relating to the Company’s operations, policies or practices.

In connection with Mr. McQuiddy’s resignation, Ryan Solomon, the Company’s Chief Financial Officer, will perform the functions of the Company’s principal accounting officer from the Transition Date and until a successor for Mr. McQuiddy is appointed. Mr. Solomon will continue to serve as the Company’s Chief Financial Officer.

Mr. Solomon’s biographical information and information regarding any related party transactions between Mr. Solomon and the Company subject to disclosure under Item 404(a) of Regulation S-K are disclosed in the Company’s Proxy Statement for its 2025 annual meeting of stockholders. Mr. Solomon does not have any family relationship with any director or executive officer of the Company and there is no arrangement or understanding between Mr. Solomon and any other person pursuant to which Mr. Solomon was selected as an officer. Mr. Solomon will not receive any adjustment to his compensation or any additional compensation in connection with performing the functions of the principal accounting officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
By:	/s/ Dylan C. Black
	Name:	Dylan C. Black
	Title:	General Counsel
Dated: February 27, 2026